SEVENTH LOAN MODIFICATION AGREEMENT

     This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 9, 2009, (the “Seventh Loan Modification Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and VOXWARE, INC., a Delaware corporation with its chief executive office located at 300 American Metro Blvd, Suite 155, Hamilton, NJ 08619 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 3, 2007, but effective as of December 29, 2006, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of January 3, 2007, but effective as of December 29, 2006, by and between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of February 2, 2007, as further amended by a certain Second Loan Modification Agreement, dated as of February 13, 2008 but effective as of December 27, 2007, as further amended by a certain Waiver and Third Loan Modification Agreement, dated as of November 14, 2008, as further amended by a certain Waiver and Fourth Loan Modification Agreement, dated as of February 17, 2009, as further modified by a certain Fifth Loan Modification Agreement, dated as of March 31, 2009, and as further amended by a certain Sixth Loan Modification Agreement, entered into as of June 24, 2009, with an effective date of June 1, 2009, in each case by and between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as defined in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of December 29, 2003 (as amended, the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following Section 2.3(a)(i) thereof in its entirety:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and three-quarters of one percentage points (1.75%) above the Prime Rate (which shall be reduced to one-half of one percentage point (.50%) above the Prime Rate, beginning on the first Payment Date following the occurrence of the Profitability Event), which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing on the 2008 Closing Date and subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing on the Third Loan Modification Effective Date and subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to three percentage points (3.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and three-quarters of one percentage points (1.75%) above the Prime Rate (which shall be reduced to one-half of one percentage point (.50%) above the Prime Rate, beginning on the first Payment Date following the occurrence of the Profitability Event), which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing on the 2008 Closing Date and subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing on the Third Loan Modification Effective Date and subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to three percentage points (3.00%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below. Commencing on the Seventh Loan Modification Effective Date and subject to Section 2.3(f), the principal amount outstanding under the Revolving Line shall accrue interest at a floating rate per annum equal to two and one- quarter percentage points (2.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below; provided, however, that during a Streamline Period, and subject to Section 2.3(f), the principal amount outstanding under the Revolving Line shall accrue interest at a floating rate per annum equal to one and one-quarter percentage points (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

2	The Loan Agreement shall be amended by deleting the following text from Section 2.4 thereof:

“(b) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on the last day of each month, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

(c) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

and inserting in lieu thereof the following:

“(b) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on the last day of each month, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;

(c) Collateral Monitoring Fee. A monthly collateral monitoring fee of $500, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement); provided, that such fee will be waived for any calendar month in which there are no Credit Extensions outstanding under the Revolving Line on each day of such calendar month; and

(d) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.”

3	The Loan Agreement shall be amended by deleting the following text from Section 6.2(a) thereof in its entirety:

“Notwithstanding the foregoing, during any period in which Borrower maintains unrestricted and unencumbered cash at Bank, plus the Availability Amount, in an amount greater than $2,500,000, or when there are no Credit Extensions outstanding or requested under the Revolving Line, Borrower shall only be required to provide the Bank with reports pursuant to clause (a)(i) above on a monthly basis.”

and inserting in lieu thereof the following:

“Notwithstanding the foregoing, during a Streamline Period, or when there are no Credit Extensions outstanding or requested under the Revolving Line, Borrower shall only be required to provide the Bank with reports pursuant to clause (a)(i) above on a monthly basis, within fifteen (15) days after the end of such month.”

4	The Loan Agreement shall be amended by deleting the following Section 6.3(c) thereof in its entirety:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all Payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof. Accounts shall be deposited by Borrower into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment.”

and inserting in lieu thereof the following:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall promptly deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, that during a Streamline Period, such payments and proceeds shall be transferred by Bank to an account of Borrower maintained at Bank.”

5	The Loan Agreement shall be amended by deleting the following Section 6.6 thereof in its entirety:

“6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, annually (or more frequently if an Event of Default has occurred and is continuing or as conditions warrant in Bank’s discretion), to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

6	The Loan Agreement shall be amended by deleting the following Section 6.9(a) thereof in its entirety:

“(a) Minimum Liquidity. As of the Fifth Loan Modification Effective Date, and at all times thereafter (certified monthly by the Borrower), liquidity in an amount equal to or greater than One Million Five Hundred Thousand Dollars ($1,500,000), calculated as the sum of (i) unrestricted and unencumbered cash in accounts at Bank plus (ii) the aggregate Availability Amount.”

and inserting in lieu thereof the following:

“(a) Minimum Liquidity. As of the Seventh Loan Modification Effective Date, and at all times thereafter (certified monthly by the Borrower), liquidity in an amount equal to or greater than Two Million Five Hundred Thousand Dollars ($2,500,000), calculated as the sum of (i) Borrower’s unrestricted and unencumbered cash in accounts at Bank plus (ii) the aggregate Availability Amount.”

7	The Loan Agreement shall be amended by inserting the following definition in Section 13.1 thereof, in its appropriate alphabetical order:

“Streamline Period” is, on and after the Seventh Loan Modification Effective Date, the period (i) commencing on the first day of the month following the immediately preceding month (the “Measurement Month”) in which Borrower’s (a) average daily unrestricted and unencumbered cash at Bank during such Measurement Month plus (b) the Availability Amount, as measured on the last day of the Measurement Month, is at least Three Million Five Hundred Thousand Dollars ($3,500,000), as determined by Bank, in its sole discretion; and (ii) terminating on the earlier to occur of (X) the occurrence of a Default or an Event of Default; and (Y) the first day in which Borrower fails to maintain (a) unrestricted and unencumbered cash in accounts at Bank plus (b) the aggregate Availability Amount, as determined by Bank, in its sole discretion, of at least $3,500,000. Borrower shall give Bank prior written notice of Borrower’s intention to enter into any such Streamline Period.

8	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof, each in its entirety:

““Revolving Line Maturity Date” is July 31, 2009.”

and inserting in lieu thereof the following:

““Revolving Line Maturity Date” is July 30, 2010.”

9	The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank a renewal fee equal to Five Thousand Dollars ($5,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, dated as of December 29, 2003 and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, and shall remain in full force and effect.

6. RATIFICATION OF PERFECTION CERTIFICATE; ADDITIONAL COVENANTS. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 24, 2006, between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s security interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. In addition, Borrower hereby authorizes Bank to make such other filings as Bank shall deem appropriate to further perfect or protect Bank’s security interest in the Collateral, in each case at Borrower’s sole expense.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:		BANK:

VOXWARE, INC.		SILICON VALLEY BANK

By:	/s/ William G. Levering	By:	/s/ Jay T. Tracy
Name:	William G. Levering	Name:	Jay T. Tracy
Title:	Chief Financial Officer	Title:	Vice President

     The undersigned, VERBEX ACQUISITION CORPORATION, a Delaware corporation (“Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Unlimited Guaranty of the obligations of Borrower to Bank dated January 27, 2004 (the “Guaranty”), and (B) a certain Security Agreement by Guarantor in favor of Bank dated January 27, 2004 (the “Security Agreement”); (ii) acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of Guarantor to Bank under the Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

VERBEX ACQUISITION CORPORATION

By:	/s/ William G. Levering
Name:	William G. Levering
Title:	Chief Financial Officer

     The undersigned, VOXWARE(UK) Limited, a company registered under the laws of England and Wales (“UK Guarantor”) hereby: (i) ratifies, confirms and reaffirms, all and singular, the terms and conditions of (A) a certain Deed of Guaranty of the obligations of Borrower to Bank dated as of February 5, 2009 (the “UK Guaranty”), and (B) a certain Mortgage Debenture by UK Guarantor in favor of Bank dated as of February 5, 2009 (the “Debenture”); (ii) acknowledges, confirms and agrees that the UK Guaranty and the Debenture shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the obligations of UK Guarantor to Bank under the UK Guaranty include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by this Loan Modification Agreement.

VOXWARE (UK) Limited

By:	/s/ Scott J. Yetter
Name:	Scott J. Yetter
Title:	President and Chief Executive Officer